UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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UNITED BANCORPORATION OF ALABAMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 7, 2008
PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES
VOTES REQUIRED
PROXIES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION DISCUSSION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS
AUDITORS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K

UNITED BANCORPORATION OF ALABAMA, INC.
200 East Nashville Avenue
Atmore, Alabama
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2008
     NOTICE IS HEREBY GIVEN, that pursuant to call of its Board of Directors, the Annual Meeting of Stockholders (the “Meeting”) of United Bancorporation of Alabama, Inc. (the “Corporation”), Atmore, Alabama, will be held at the corporate offices of United Bank, 200 East Nashville Avenue, Atmore, Alabama, on Wednesday, May 7, 2008, at 3:00 p.m., local time, for the purpose of considering and voting upon the following matters:
1.	Election of two persons as directors, each of whom is nominated to serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

2.	Transaction of such business as may come properly before the Meeting or any adjournments thereof.
     You are cordially invited to attend the Meeting, and we hope you will attend.
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
     Stockholders of record on March 31, 2008 are entitled to receive notice of and to vote at the Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ William J. Justice
William J. Justice
Chairman of the Board
Atmore, Alabama
April 4, 2008

UNITED BANCORPORATION OF ALABAMA, INC.
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be held on
May 7, 2008
INTRODUCTION
     This Proxy Statement is furnished to the stockholders of United Bancorporation of Alabama, Inc. (the “Corporation”) in connection with the solicitation of proxies by the Corporation’s Board of Directors for use at the Annual Meeting of Stockholders of the Corporation to be held on May 7, 2008, at 3:00 p.m., local time, and at any adjournments thereof (the “Meeting”).
     The matters to be considered at the Meeting include: (1) the election of two directors, each of whom is nominated to serve until the 2011 Annual Meeting of Stockholders, each to serve until his or her successor is elected and qualified; and (2) the transaction of such other business as may come properly before the Meeting.
     The Corporation’s executive offices are located at 200 East Nashville Avenue, Atmore, Alabama 36502. This Proxy Statement is dated April 4, 2008 and, together with a copy of the Corporation’s 2007 Annual Report, is being mailed to stockholders of the Corporation on or about April 7, 2008.
VOTING SECURITIES
     As of March 31, 2008, the Corporation’s only outstanding voting security was its Class A Stock, of which 2,251,164 shares (excluding treasury shares) were issued, outstanding, and entitled to vote. Those shares were held by approximately 820 stockholders of record. Stockholders of record on March 31, 2008 are entitled to receive notice of and to vote at the Meeting.
     Notwithstanding that date, the Corporation’s stock transfer books will not be closed, and stock may be transferred after the record date, although only stockholders of record as of the record date may vote at the Meeting.
     The directors, nominees for election as directors, and executive officers of the Corporation as a group number eight persons and, as of March 31, 2008, beneficially owned 215,330 shares of Class A Stock, 9.57% of the total shares of such stock outstanding. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

VOTES REQUIRED
     The representation in person or by proxy of at least a majority of the outstanding Class A Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions from the beneficial owner.
     The election of directors requires an affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting. The nominees receiving the highest number of affirmative votes of such shares will be elected as directors. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote for directors. Although the Corporation is presently not aware of any other matters to be acted upon at the Meeting, any other matters that may be considered and acted upon by the stockholders at the Meeting would require approval by the affirmative vote of at least a majority of the shares entitled to vote and represented at the Meeting either in person or by proxy. Abstentions would be treated as votes cast with respect to any such matter and therefore will have the same effect as a vote against such matter. Broker non-votes will not be counted as votes cast with respect to such matter and therefore would have no effect on the outcome of the votes.
PROXIES
     If the enclosed Proxy is executed and returned, it may be revoked at any time before it has been exercised; if it is not revoked, the shares represented thereby will be voted by the persons designated in such Proxy in accordance with the instructions therein. In the absence of instructions, the Proxy will be voted FOR election of each of the director nominees described in this Proxy Statement and with discretionary authority on all other matters that may come properly before the Meeting.
ELECTION OF DIRECTORS
     The following table sets forth the name of each nominee and each director of the Corporation continuing in office after the Meeting, a description of his or her position and offices, if any, with the Corporation and its subsidiaries, a brief description of his or her principal occupation during at least the last five years, and certain other information, including his or her age. Each such director and each nominee is a director of the Corporation’s wholly-owned subsidiary, United Bank (“United Bank” or the “Bank”).

	Director	Date Term As	Principal Occupation
Name and Age	Since	Director Expires	During Past Five Years
Michael R. Andreoli (46)	2004	May 2010	Stockholder and Vice President, Robertson, Andreoli & Covington, P.C., certified public accountants; General Partner, Alcon Properties.

Dale M. Ash (48)	2002	May 2011*	Partner, Controller of Pepsi-Cola Bottling Company of Atmore, Inc., South Alabama Vending Company, Inc., and Wetlands Restorations, LLC.

L. Walter Crim (62)	1997	May 2009	Owner, Central Farm Supply.

Robert R. Jones, III (56)	1992	May 2011*	President of the Corporation since May, 1993; Chief Executive Office of the Corporation since May, 2006; President and Chief Executive Officer of United Bank since July, 1992.

William J. Justice (68)	1991	May 2009	Chairman of the Board of the Corporation; Vice Chairman of the Board of United Bank; Pharmacist; former President and Chief Executive Officer, Greenlawn Pharmacy.

David D. Swift (57)	1995	May 2010	Vice Chairman of the Board of the Corporation; Chairman of the Board of United Bank; Vice President, Swift Lumber, Inc; President & CEO, Swift Supply, Inc.; Partner, Palustris Products, Ltd.

J. Wayne Trawick (59)	2006	May 2009	President, Trawick Builders, Inc.

*	nominee for election for a term expiring at the 2011 Annual Meeting of Stockholders

     The Bank is a wholly owned subsidiary of the Corporation. None of the other entities listed under the column “Principal Occupation During Past Five Years” above is affiliated with the Corporation.
     Each director of the Corporation continuing in office after the Meeting attended at least 75% of the meetings of the Corporation’s Board of Directors and its committees held during 2007 while he or she served as a director. The Corporation’s Board of Directors held eight meetings in 2007.
     The Corporation does not have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole, with each director participating in consideration of director nominees. The Board of Directors has not adopted a nominating committee charter. Certain members of the Board are not “independent directors” as defined by NASD rules as described under “AUDIT COMMITTEE REPORT” below; as an employee of the Corporation’s subsidiary, United Bank, Mr. R. Jones is also not an “independent director.” The other members of the Board of Directors are “independent directors” as so defined.
     The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their respective professional and business experiences, particularly in the communities served by the Bank. Experience as a director of the Bank is generally considered a strong positive factor in evaluating nominees. Depending upon the needs of the Board of Directors and the Corporation from time to time, certain of the factors described below may be weighed more or less heavily in evaluating potential nominees. There are no specific, minimum qualifications, qualities or skills that must be met by potential nominees.
     The Board of Directors identifies nominees by first considering on an informal basis the current members of the Board of Directors. Current members of the Board of Directors are considered for re-nomination, with strong consideration generally given to the value of continuity of service by existing members of the Board of Directors. If a vacancy on the Board of Directors occurs due to a director’s decision not to stand for re-election or for any other reason, the Board of Directors will then determine if there is a need to fill the vacancy or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation’s Bylaws and Certificate of Incorporation. If the Board of Directors determines a need to fill a vacancy, current members of the Board of Directors are polled for suggestions as to individuals meeting desired criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors may do so in the future.
     Historically, the Corporation has not had a formal policy concerning stockholder recommendations for nominees, and the Board of Directors does not feel that such a formal policy is warranted at this time based on what it believes to be satisfactory experience to date in identifying director nominees without such a policy. However, a reasonable stockholder recommendation will be considered, in light of the particular needs of the Corporation and using the procedures set forth above if the Board is seeking to fill a vacancy. Except in extraordinary circumstances, the Board of Directors does not anticipate increasing the number of directors to allow nomination by the Board of Directors of a stockholder-recommended nominee. Any such recommendation should be communicated to the Board of Directors as described below. Although it does not presently anticipate doing so, the Board of Directors may reconsider adoption of a formal policy for stockholder recommendations for director nominees at such time as it believes that the Corporation’s circumstances warrant such consideration.
     The Corporation has not instituted to date a formal process by which stockholders may communicate directly with directors. However, informal processes exist by which communications sent to the Board of Directors or in care of an officer or other representative of the Corporation are forwarded to the President and Chief Executive Officer, who is also a director. The Board of Directors believes this process has adequately served the needs of the Board of Directors and the Corporation’s stockholders. Until some other procedure is disclosed to the Corporation’s stockholders, stockholders may direct communications intended for the Board of Directors to the Stockholder Relations Department, at the address set forth under “ANNUAL REPORT ON FORM 10-K” below. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly indicates the communication is intended for the Board of Directors. All such communications must clearly indicate that the author is a stockholder of the Corporation and state whether the intended recipients are all members of the Board of Directors or certain specified directors. Copies of such communications will be circulated to the President and the appropriate director or directors.
     The Corporation’s Board of Directors has established an Audit Committee. See “AUDIT COMMITTEE REPORT” below. In addition, the Board of Directors of United Bank has established audit and compensation committees.
     It is intended that, unless “Withhold Authority” is noted, proxies in the accompanying form will be voted at the Meeting for the election to the Board of Directors of Dale M. Ash and Robert R. Jones, III to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Both of the nominees are currently members of the Board of Directors. If any nominee is not a candidate when the election occurs (which is not anticipated to be the case), it is intended that the proxies may be voted, unless authorization is withheld, for any substitute nominee or nominees recommended by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director if elected.
THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
A VOTE “FOR” ELECTION OF THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of March 31, 2008, there were no persons who owned of record or, to the knowledge of the Corporation, may be deemed to own beneficially, more than 5% of the outstanding shares of the Corporation’s Class A Stock.
     The table below sets forth, as of March 31, 2008, the number of shares of Class A Stock beneficially owned by each director and nominee and by all executive officers and directors as a group.

			Percentage
	Amount and Nature of		of Outstanding
Name	Beneficial Ownership		Class A Stock
Michael R. Andreoli	8,904	(1)	*
Dale M. Ash	15,226	(2)	*
L. Walter Crim	15,991	(3)	*
Robert R. Jones, III	97,406	(4)	4.33%
William J. Justice	33,797	(5)	1.50%
David D. Swift	37,804	(6)	1.68%
J. Wayne Trawick	5,178	(7)	*
All executive officers, directors and nominees as a group (8 persons)	215,330	(1)(2)(3)(4)(5)(6) (7)(8)	9.57%

*	less than 1%

(1)	Includes 2,538 shares owned jointly with his wife; 261 shares owned jointly with his children; 2,293 shares owned in his Individual Retirement Account; and 2,800 shares which may be acquired within 60 days upon exercise of options.

(2)	Includes 2,352 shares owned jointly with her children; and 1,366 shares which may be acquired within 60 days upon exercise of options.

(3)	Includes 5,160 shares owned jointly with his children.

(4)	Includes 9,152 shares owned jointly with his wife; 304 shares owned jointly with his son; 3,606 shares owned by United Bank in his Individual Retirement Account; 2,404 shares owned by United Bank in an Individual Retirement Account for his wife; 304 shares owned jointly by his wife and his daughter; and 40,800 shares which may be acquired within 60 days upon exercise of options.

(5)	Includes 17,915 shares owned jointly with his wife; 6,079 shares owned by his wife, as to which shares Mr. Justice disclaims beneficial ownership; 944 shares owned by Mr. Justice for his granddaughters, as to which shares Mr. Justice disclaims beneficial ownership.

(6)	Includes 7,609 shares owned by his wife; 483 shares held by his wife as trustee, as to all of which shares Mr. Swift disclaims beneficial ownership.

(7)	Includes 1,004 shares owned by his wife, as to which Mr. Trawick disclaims beneficial ownership.

(8)	Includes 1,024 shares owned by Mr. Allen O. Jones, Jr., Chief Financial Officer and Treasurer of the Corporation, jointly with his wife.
EXECUTIVE OFFICERS
     The following table lists the executive officers of the Corporation and the respective positions held by them in the Corporation. Each is a director of the Corporation, except for Allen O. Jones, Jr., and information regarding their other business experience during the past five years and certain other information is set forth under the caption “ELECTION OF DIRECTORS” above. Mr. A. Jones, age 58, has been Chief Financial Officer and Treasurer of the Corporation since August 2006. From 2005 to August 2006, Mr. A. Jones served as Head of Strategic Planning for Greer’s Supermarkets; a south-Alabama based supermarket chain. Prior to his employment by Greer’s Supermarkets, Mr. A. Jones was employed as an independent consultant. From 2000 to 2004, Mr. A. Jones was employed by Delmas Capital, LLC of Pascagoula, Mississippi as Chief Financial Officer, Treasurer and Senior Operating Officer.

Name	Position
Robert R. Jones, III	President and Chief Executive Officer
William J. Justice	Chairman of the Board
David D. Swift	Vice Chairman of the Board
Allen O. Jones, Jr.	Chief Financial Officer and Treasurer
Tina N. Brooks	Secretary
     The executive officers of the Corporation are elected annually at the organizational meeting of the Board of Directors, which follows the annual meeting of stockholders, to serve until the organizational meeting in the subsequent year. Except as described under Agreements with Mr. R. Jones and Agreement with Mr. A. Jones below, there are no known arrangements or understandings between any executive officers and any other person pursuant to which any of the above-named persons was selected as an officer.
DIRECTOR COMPENSATION
     No fees are paid to directors of the Corporation for their services as such. Since all of the Corporation’s directors also serve as directors of United Bank, they are primarily compensated for their services to United Bank. See “EXECUTIVE COMPENSATION” below for information regarding compensation paid to executive officers of the Corporation.

     During 2007, all current directors of the Corporation and nominees for election as directors also served as directors of United Bank. Each director of United Bank received a standard annual fee for such service of $3,500 ($4,700 for United Bank Board Chairman David D. Swift); $100 for each Board Meeting of United Bank attended prior to November 1, 2007, fees for attendance at each Board Meeting thereafter being increased to $200; and $50 for each additional committee meeting attended, with a maximum of $300 per day for additional meetings. In 2007, United Bank’s Board of Directors held a total of 13 meetings.
     In connection with the Corporation’s adoption of the Stock Option Plan in 1998, each director of the Corporation was granted nonstatutory stock options to purchase 4,000 shares of Class A Stock at an exercise price of $8 per share (the number of shares and exercise price having been adjusted in accordance with the Stock Option Plan to account for the 2-for-1 splits of Class A Stock in May 1999 and June 2004), with two-fifths of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 1999 through 2001, respectively.
     In connection with her election to the Board of the Corporation in December 2002, Mrs. Ash was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $15.75 per share (taking into account the June 2004 split), with one-fifth of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 2003 through 2006, respectively.
     In connection with his election to the Board of the Bank in May 2002, Mr. Andreoli was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $15.65 per share (taking into account the June 2004 split), with one-fifth of such options being immediately exercisable and additional one-fifth increments becoming exercisable in May of 2003 through 2006, respectively. In connection with his subsequent election to the Board of the Corporation in May 2004, Mr. Andreoli was granted nonstatutory stock options to purchase an additional 2,000 shares of Class A Stock at an exercise price of $16.00 per share, with two-fifths of such options being immediately exercisable and additional one-fifth increments becoming exercisable in May of 2006 through 2008, respectively.
     In connection with his election to the Board of the Bank in 2001, Mr. Trawick was granted nonstatutory stock options to purchase 2,000 shares of Class A Stock at an exercise price of $8.00 per share (taking into account the May 1999 and June 2004 stock splits), with two-fifths of such options being immediately exercisable and additional one-fifth increments becoming exercisable in December of 1999 through 2001, respectively. In connection with his subsequent election to the Board of the Corporation in May 2006, Mr. Trawick was granted nonstatutory stock options to purchase an additional 2,000 shares of Class A Stock at an exercise price of $16.00 per share, with one-fifth of such options being immediately exercisable and additional one-fifth increments becoming exercisable in June of 2007 through 2010, respectively.

Director Compensation Table
The following table shows all non-employee director compensation paid for 2007:

	Fees Earned or	Option		All Other
	Paid in Cash	Awards		Compensation	Total
Name	($)	($)		($)(1)	($)
Michael R. Andreoli	7,388	0	(2)	750	8,138
Dale M. Ash	7,538	0	(3)	750	8,288
L. Walter Crim	9,291	0	(4)	750	10,041
William J. Justice	7,561	0	(4)	750	8,311
David D. Swift	10,641	0	(4)	750	11,391
J. Wayne Trawick	9,241	0	(5)	750	9,991

(1)	$750.00 paid on long-term disability insurance policy for each director.

(2)	At December 31, 2007, Mr. Andreoli held options to purchase 2,800 shares of common stock.

(3)	At December 31, 2007, Mrs. Ash held options to purchase 2,000 shares of common stock.

(4)	At December 31, 2007, Messrs. Crim, Justice and Swift held no options to purchase shares of common stock.

(5)	At December 31, 2007, Mr. Trawick held options to purchase 1,200 shares of common stock.
EXECUTIVE COMPENSATION
     Officers of the Corporation, and directors who also serve as directors or officers of United Bank, are remunerated by United Bank. The following Summary Compensation Table sets forth certain information concerning compensation paid to the Corporation’s (1) President and Chief Executive Officer and (2) Chief Financial Officer and Treasurer, during the year ended December 31, 2007. There were no other executive officers of the Corporation who received total compensation exceeding $100,000 during the year ended December 31, 2007.

     Summary Compensation Table

					All Other
		Salary	Bonus		Compen-		Total
Name and Principal Position	Year	$	$		sation ($)		$
Robert R. Jones, III	2007	235,000	107,014	(1)	130,254	(2)	472,268
President and Chief Executive
Officer of the Corporation	2006	220,000	106,402	(1)	125,329	(2)	451,731
President and Chief Executive
Officer of the Bank

Allen O. Jones, Jr.	2007	124,800	9,799		8,671	(3)	143,270
Chief Financial Officer and
Treasurer of the Corporation	2006	57,308	1,485				58,793	(4)
Chief Financial Officer of the Bank

(1)	Includes amounts paid under the Agreement described in “Agreements with Mr. R. Jones” and amounts paid under United Bank’s bonus program.

(2)	Includes $27,082 paid on a life insurance contract owned by Mr. R. Jones and related tax benefits pursuant to the 2001 Agreement described below in each of 2007 and 2006, respectively; $608 premium reimbursed by United Bank on a long-term disability insurance policy for Mr. R. Jones in each of 2007 and 2006, respectively; $11,346 and $11,190 contributed by United Bank for the account of Mr. R. Jones pursuant to United Bank’s 401(k) Employee Incentive Savings Plan in 2007 and 2006, respectively; $6,938 and $6,867 in fees for attendance at meetings of United Bank’s Board of Directors in 2007 and 2006, respectively; $82,030 accrued in 2007 and $77,382 accrued in 2006 to provide for certain post-employment benefits pursuant to the 2001 Agreement described below; and $2,250 and $2,200 in profit-sharing payments made in 2007 and 2006 for services in 2006 and 2005.

(3)	Includes $7,337 contributed by United Bank for the account of Mr. A. Jones pursuant to United Bank’s 401(k) Employee Incentive Savings Plan in 2007, and $1,334 in profit sharing payments made in 2007 for services in 2006.

(4)	Mr. A. Jones became Chief Financial Officer and Treasurer of the Corporation in August 2006.
EXECUTIVE COMPENSATION DISCUSSION
     The Board of Directors of the Corporation has not appointed a separate committee for determination of executive compensation generally. Each non-director executive officer of the Corporation is also an officer of the Bank, and receives compensation for services to the Bank. Executive compensation decisions made by the Bank are reviewed by the entire Board of Directors of the Corporation, with the exception of determinations made with respect to the President and Chief Executive Officer, in which he does not participate.
     The Board of Directors of the Bank makes compensation determinations with respect to the employees of the Bank, including those who are executive officers of the Corporation, based on the recommendations of the Compensation Committee of the Bank’s Board of Directors (the “Compensation Committee”). For executives other than the President and Chief Executive Officer, the Compensation Committee acts on compensation recommendations made by the President and Chief Executive Officer, with the objective of providing compensation competitive with that provided by comparable financial institutions.
     The compensation of the President and Chief Executive Officer, Mr. R. Jones, is determined by the Compensation Committee in accordance with the provisions of Mr. R. Jones’ employment agreement. See Agreements with Mr. R. Jones below. Mr. R. Jones’ compensation consists of a specified annual salary, performance-based annual cash incentive compensation, long-term incentives in the form of stock options and other equity awards, and other benefits. The Compensation Committee based its determination of Mr. R. Jones’ compensation package as reflected in the employment agreement on the advice and recommendation of a compensation consultant specializing in the banking industry, with the intent of providing a compensation package designed to retain Mr. R. Jones’ services and motivate him to perform to the best of his abilities. Mr. R. Jones’ 2007 base salary reflects the Board’s determination of the salary level necessary to meet this objective. As described below, long-term incentives in the form of incentive stock options were granted to Mr. R. Jones in accordance with the employment agreement as supplemented in 1999.
     Compensation for executive officers other than the President and Chief Executive Officer consists of annual base salary, annual cash bonuses and awards under the Corporation’s equity incentive plans determined by the Compensation Committee, primarily on the recommendation of the President and Chief Executive Officer. Base salary is determined at hiring and is reviewed annually for increases based upon performance evaluations made by the President and Chief Executive Officer. Annual cash bonuses are generally awarded as a percentage of base salary. The bonus is based on the individual’s compensation, salary grade and individual performance and the performance of the Bank.
     The Corporation is beginning the implementation of an incentive compensation plan, the purpose of which is to provide appropriate levels of financial reward for the achievement of financial measures of profitability and the creation of stockholder value. The stockholders of the Corporation approved the 2007 Equity Incentive Plan (the “2007 Plan”) at the 2007 Annual Meeting and awards under the 2007 Plan were made to certain officers of the Corporation beginning in October, 2007. It is contemplated that the percentage of incentive compensation to total compensation will increase over time. The Corporation intends that the long-term incentives provided by the 2007 Plan will help the Corporation recruit, retain and motivate its officers, directors and employees.
     Agreements with Mr. R. Jones. The Bank and Mr. R. Jones entered into an Executive Compensation Agreement as of May 28, 1993 (the “1993 Agreement”) which provided for certain deferred compensation benefits. The 1993 Agreement was replaced in 2001 by the Supplemental Compensation and Amendment Agreement (the “2001 Agreement”) discussed below, with amounts payable thereunder for 2006 being described under “All Other Compensation” in the Summary Compensation Table above.

     Following discussions in the latter part of 1997, the Bank entered into an Employee Agreement with Mr. R. Jones dated as of January 1, 1998 (the “Agreement”). Pursuant to the Agreement, Mr. R. Jones has agreed to provide full-time professional services to the Bank in the capacity of President and Chief Executive Officer of the Bank, to the exclusion of other businesses or activities. The Agreement was for an initial term from January 1, 1998 through December 31, 2001, and unless terminated will automatically renew on January 1 of each year for a three-year term. The Agreement provides for a specified annual salary, together with performance-based cash incentive compensation (“Bonus”) determined by the Board of the Bank at the time of its annual review of Mr. R. Jones’ performance. The Bonus under the Agreement is calculated as a percentage of Mr. R. Jones’ salary, ranging from zero to 45%, based on attainment of certain net income levels by the Bank. Salary and Bonus paid to Mr. R. Jones for 2007 and 2006 are reflected in the Summary Compensation Table above. The Agreement specifies that Bonus awards are intended to eventually be governed by an Executive Incentive Compensation Plan applicable to certain officers of the Bank generally, as well as to the President and Chief Executive Officer of the Bank. The Agreement also provides for Mr. R. Jones to receive long-term incentives at the discretion of the Board; benefits provided to employees of the Bank generally; reimbursement of reasonable and customary business expenses incurred by him in connection with the performance of his duties; payment or reimbursement of certain fees for professional and other organizations in the Bank’s market area; an automobile allowance; and vacation time. As amended by the 2001 Agreement, the Agreement also provides for supplemental compensation to be paid by the Bank to Mr. R. Jones upon retirement and in certain other circumstances as set forth in the 2001 Agreement.
     The Agreement also provides generally that, in the event of Mr. R. Jones’ death, the Bank will pay to his estate one quarter of his then-current annual salary plus a prorata portion of the Bonus otherwise payable to him, provided that in the event the Bank purchases life insurance with benefits payable to Mr. R. Jones’ beneficiary or estate equal to or in excess of the amounts payable in the event of death, no additional payments will be required; that, in the event of his disability, the Bank will pay his salary and a prorata portion of Bonus until the earlier of twelve months after the date of disability or such time as disability benefits commence under a Bank-provided disability insurance policy; and that the Bank will pay Mr. R. Jones an amount equal to monthly salary, benefits and prorata Bonus for twelve months after termination of his employment if such termination is not for cause or a result of material change in Mr. R. Jones’ duties and responsibilities.
     Under the Agreement, Mr. R. Jones has agreed that, during the term of his employment and for two years thereafter, he will not engage in any business similar of that of the Bank or any of its affiliates or solicit any employee of the Bank or any of its affiliates to leave their employment with the Bank.
     In a Supplemental Agreement with Mr. R. Jones dated as of March 9, 1999 (the “Supplemental Agreement”), the Corporation and the Bank agreed that, subject to his continued employment by the Bank at such times, in each year beginning in 1999 and ending in 2002, the Corporation would grant an incentive stock option (“ISO”) covering 8,160 shares of stock (the number of shares having been adjusted to account for the 2-for-1 splits of Class A Stock in May 1999 and June 2004) to Mr. R. Jones, exercisable at the then-current fair market value of Class A Stock, with each such ISO being exercisable in five equal installments, the first of which vested on the date of the grant. The last grant of options pursuant to the Supplemental Agreement was made in 2002.

     On December 12, 2007, the Corporation and Mr. R. Jones entered into an amendment to the Supplemental Agreement. The amendment to the Supplemental Agreement adds or modifies provisions of the Supplemental Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance of the Internal Revenue Service published thereunder.
     The 2001 Agreement, which became effective as of January 1, 2001, provides for annual payments on a life insurance contract (“Insurance Payments”) in lieu of comparable payments previously required under the 1993 Agreement. In addition to the benefits under the Agreement and in lieu of post-employment payments previously specified in the 1993 Agreement, the 2001 Agreement provides for a normal retirement benefit of $102,000 per year to be paid to Mr. R. Jones for 20 years if he remains employed by the Bank until normal retirement age; lump sum payment to his beneficiary in the event of his earlier death; and proration of the annual payment amount if his employment by the Bank is terminated before normal retirement age for reasons other than his death, total and permanent disability, cause, or his voluntary termination without required notice, with the prorated annual payment amount increasing by 5% annual increments from 50% of the normal retirement benefit in 2001 to 100% in 2011 and thereafter. The 2001 Agreement also provides that if Mr. R. Jones’ employment by the Bank is terminated within 36 months after a change of control of the Corporation, as defined in the Agreement, he will receive a lump sum payment equal to (a) the discounted present value of the normal retirement benefit, plus (b) the discounted present value of the Insurance Payments for the lesser of ten years or the number of years until he would reach the age of 65.
     Agreement with Mr. A. Jones. In September 2007, the Bank entered into an Employment Agreement with Mr. A. Jones (the “2007 Agreement”). Pursuant to the 2007 Agreement, Mr. A. Jones has agreed to provide full-time professional services to the Bank in the capacity of Senior Vice President and Chief Financial Officer of the Bank, to the exclusion of other businesses or activities. The 2007 Agreement is for an initial term of one year, and unless terminated will automatically renew each year for a one-year term. The 2007 Agreement provides for a specified annual salary, together with the opportunity to earn an annual incentive award in accordance with the Bank’s incentive plan. Salary and bonus paid to Mr. A. Jones for 2007 and 2006 are reflected in the Summary Compensation Table above.
     The 2007 Agreement also provides for (i) benefits provided to employees of the Bank generally, (ii) an award of 505 restricted shares of the Corporation’s common stock under the 2007 Equity Incentive Plan, and (iii) payment of a cash benefit equal to Mr. A. Jones’ then current base salary in the event of termination by the Bank without cause or by Mr. A. Jones for good reason in either case within two years of a change in control.
     Under the 2007 Agreement, Mr. A. Jones has agreed that, during the term of his employment and for one year thereafter, he will not engage in any business similar to that of the Bank or any of its affiliates or solicit any employee of the Bank or any of its affiliates to leave their employment with the Bank.

Outstanding Equity Awards at December 31, 2007
     The following table shows stock options and stock awards outstanding on December 31, 2007 held by Mr. R. Jones and Mr. A. Jones as of such date.

		Option Awards			Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares of	of Shares of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise		Have Not	Have Not
	(#)	(#)	Price	Option Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Robert R. Jones, III	8,160	-0-	11.25	12/22/2008

	8,160	-0-	12.87	12/22/2009

	8,160	-0-	15.65	12/22/2010

	8,160	-0-	16.25	12/22/2011

	8,160	-0-	16.25	12/22/2012

Allen O. Jones, Jr.					505	9,342
Outstanding Options under Equity Compensation Plans
     The following table sets forth certain information at December 31, 2007 with respect to the Corporation’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Corporation’s securities.

Number of Securities
Remaining Available
	Number of Securities	Weighted Average	for Future Issuance under
	to be issued upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options	Plan (excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in the first column)
Equity Compensation Plans Approved by Security Holders – 1998 Stock Option Plan	53,600	$14.38	170,400

Equity Compensation Plans Approved by Security Holders – 2007 Equity Incentive Plan	2,000	$18.50	300,374

Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Some Corporation and United Bank directors, officers, and principal stockholders, and their associates and immediate families were customers of, or had transactions with, subsidiaries of the Corporation in the ordinary course of business during 2007. In addition, some Corporation and United Bank directors are directors, officers, trustees, or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Corporation or its subsidiaries in the ordinary course of business during 2007. All outstanding loans and other transactions with the Corporation’s, and its subsidiary’s, directors, officers, and principal stockholders, and their associates and immediate families, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and when made did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to banking and financial transactions, the Corporation and its subsidiaries may have had additional transactions with, or may have used products or services of, various organizations of which directors of the Corporation or its subsidiaries are directors, officers, or principal stockholders. Such transactions were on terms comparable to those which would have been recorded with unaffiliated parties, and the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Corporation and its subsidiaries or to such other organizations.
AUDIT COMMITTEE REPORT
     In January 2003, the Corporation established an Audit Committee of the Board of Directors of the Corporation composed of six directors. The members of the Audit Committee are Michael R. Andreoli, Dale M. Ash, L. Walter Crim, J. Wayne Trawick, William J. Justice and David D. Swift. Although the Corporation is not subject to the listing standards of any stock exchange, including the National Association of Securities Dealers (“NASD”), SEC regulations require disclosure of whether Audit Committee members are “independent” as defined in the rules of some of those organizations. Mrs. Ash, Mr. Crim, Mr. Trawick and Mr. Andreoli are “independent directors” as defined in NASD Rule 4200(a)(15) adopted by the NASD in December 2003, and Messrs. Justice and Swift do not meet that definition solely by virtue of their serving as officers of the Corporation, notwithstanding that none is employed by the Corporation or its subsidiaries. Mrs. Ash and Mr. Andreoli are “audit committee financial experts” as defined in SEC regulations.
     The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation’s independent auditors. The Audit Committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of the Corporation’s financial statements, the Corporation’s compliance with applicable legal and regulatory requirements and the performance of the Corporation’s internal audit function. The Committee also meets periodically with the Corporation’s independent auditors and the Bank’s internal auditors outside of the presence of the Corporation’s management, and possesses the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. The Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. The Audit Committee met 5 times in 2007. The Audit Committee is governed by a written charter adopted by the Board of Directors in January 2003, a copy of which was attached to the Corporation’s Proxy Statement dated April 4, 2006 with respect to the 2006 Annual Meeting of Stockholders.

     Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting process on behalf of the Board. In so doing the Audit Committee is entitled under its charter to rely on reports and other information from sources it in good faith believes to be reliable, including the Audit Committee of the Board of Directors of the Bank.
     The Audit Committee has reviewed and discussed the audited financial statements of the Corporation with management; has discussed with the independent auditor of the Corporation, Mauldin and Jenkins, Certified Public Accountants, L.L.C. (“Mauldin & Jenkins”), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and has received the written disclosures and the letter from Mauldin & Jenkins required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Mauldin & Jenkins their independence. Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors of the Corporation that the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Michael R. Andreoli	Dale M. Ash	L. Walter Crim

J. Wayne Trawick	William J. Justice	David D. Swift
REPORTS UNDER SECTION 16 OF THE SECURITIES AND EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Corporation’s executive officers and directors, and any persons who own more than 10% of the Class A Stock, to file reports of ownership and changes in ownership with the Security and Exchange Commission (“SEC”). The Corporation believes that all requirements under Section 16(a) of the Exchange Act applicable to directors and executive officers of the Corporation were complied with by such persons during the last fiscal year. In making this disclosure, the Corporation has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.
EXPENSES OF SOLICITATION
     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers, or other employees of the Corporation or its subsidiaries personally, by telephone, or by telefacsimile. The Corporation does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, custodians, or other persons holding stock in their names or in the names of nominees, for their reasonable expenses in sending proxy materials to principals and obtaining their instructions.

STOCKHOLDER PROPOSALS
     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order to be included in the Corporation’s proxy statement and form of proxy relating to its 2009 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC (“Rule 14a-8”), proposals from stockholders to be presented at the 2009 Annual Meeting must be received by the Secretary of the Corporation no later than December 8, 2008. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is February 23, 2009. If notice of such a stockholder proposal is received by the Corporation on or after February 23, 2009, then the Corporation’s proxy for the 2009 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2009 Annual Meeting.
AUDITORS
     Mauldin & Jenkins, Certified Public Accountants, L.L.C. (“Mauldin & Jenkins”), was selected as the Corporation’s auditor on July 2, 2004 and has served as such through the fiscal years ended December 31, 2007. Mauldin & Jenkins has been selected by the Audit Committee to continue to serve in such capacity for the current fiscal year. A representative of Mauldin & Jenkins is expected to be present at the Meeting and will have the opportunity to make a statement if he so desires. The Mauldin & Jenkins representative also is expected to be available to respond to appropriate questions.
Audit Fees. Mauldin & Jenkins has billed the Corporation aggregate fees totaling $85,568 for fiscal year 2007, and $77,929 for fiscal year 2006, for professional services rendered for the audit of the Corporation’s annual financial statements and the reviews of the financial statements included in the Corporation’s Forms 10-Q and 10-K for 2007 and for services that are normally provided by Mauldin & Jenkins in connection with statutory and regulatory filings.
Audit-Related Fees. Mauldin & Jenkins billed the Corporation aggregate fees totaling $12,452 for fiscal year 2007, and aggregate fees totaling $9,151 for fiscal year 2006, for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including audit of employee benefit plan financial statements.
Tax Fees. Crowe Chizek & Company LLC (“Crowe Chizek”) billed the Company aggregate fees totaling $7,115 for fiscal year 2007, and aggregate fees totaling $30,180 for fiscal year 2006, for professional services rendered for tax compliance, tax advice and tax planning, including preparation of federal and state income tax returns and quarterly estimates. Carr, Riggs and Ingram billed the Company fees totaling $15,331 for fiscal year 2007.
All Other Fees. Crowe Chizek billed the Company aggregate fees totaling $72,826 for fiscal year 2007 for services other than those described in the three immediately preceding paragraphs. These fees were in association with Sarbanes-Oxley Act compliance.
Audit Committee Preapproval Policies. The Audit Committee of the Board of Directors has adopted preapproval policies and procedures with respect to engagements of Mauldin & Jenkins in accordance with the Audit Committee charter.
Independence. The Audit Committee of the Board of Directors has considered whether the provision by Mauldin & Jenkins of the services covered by the fees other than the audit fees is compatible with maintaining Mauldin & Jenkins’ independence and believes that it is compatible.
OTHER BUSINESS
     Management currently knows of no other business to be brought before the Meeting. If other business is brought properly before the Meeting, the accompanying Proxy will be voted in the discretion of the persons designated in such Proxy, unless the “Authority Withheld” box has been checked.
ANNUAL REPORT ON FORM 10-K
     The Corporation will furnish to any stockholder upon written request, without charge, a copy of the Corporation’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC. Requests for the above information should be directed to: Stockholder Relations Department, United Bancorporation of Alabama, Inc., P. O. Box 8, Atmore, Alabama 36504.

UNITED BANCORPORATION OF ALABAMA, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of United Bancorporation of Alabama, Inc. (the “Corporation”), Atmore, Alabama, hereby constitutes and appoints Michael R. Andreoli, Dale M. Ash, L. Walter Crim, Robert R. Jones, III, William J. Justice, David D. Swift and J. Wayne Trawick and any of them, with full power of substitution, proxies to vote the number of shares of Corporation common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the corporate offices of United Bank, 200 East Nashville Avenue, Atmore, Alabama, on May 7, 2008, at 3:00 p.m., local time, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Proxy Statement and Notice of Annual Meeting of Stockholders, both dated April 4, 2008, receipt of which is hereby acknowledged, in the manner specified below.
Proposal. Election as director to serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and qualified:
Dale M. Ash and Robert R. Jones, III
☐ FOR all nominees listed (except as indicated below).
To withhold authority for any individual nominee, write that nominee’s name in the space provided
☐ VOTE WITHHELD from all nominees.
In their sole discretion, the proxies are authorized to vote upon such other business as may come properly before the Meeting or any adjournment thereof.
              AUTHORIZED                                             AUTHORITY WITHHELD
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the above-named nominees as directors and with discretionary authority on all other matters that may come properly before the Meeting.
     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:			, 2008
	Month	Day		Signature of Stockholder

Signature of Other Stockholder (If held jointly)
THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER(S) PRIOR TO ITS EXERCISE.